UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 24, 2023 (February 22, 2023)
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Commission File Number: 0-26640

POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		36-3943363
(State or other jurisdiction of		(IRS Employer
incorporation or organization)		Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana	70433-5001
(Address of principal executive offices)		(Zip Code)
(985) 892-5521
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On February 22, 2023, the Board of Directors of Pool Corporation (the “Company”) appointed Walker F. Saik as Chief Accounting Officer (“CAO”) and designated Mr. Saik as the Company's principal accounting officer, effective March 1, 2023. The designation of principal accounting officer transitions from Melanie Housey Hart, Vice President and Chief Financial Officer (“CFO”), who has served as principal accounting officer since 2008 and as CAO from 2008 until her appointment as CFO in 2021.

Mr. Saik, age 39, joined the Company as its Corporate Controller in July 2021 and will continue to hold that position. He is a certified public accountant. Prior to joining POOLCORP, he was a Managing Director in the audit practice at Ernst & Young LLP, where he worked for the previous 13 years. He received a Bachelor of Arts in Economics from Davidson College and holds a Master of Science in Accountancy from Wake Forest University.

The selection of Mr. Saik to serve as CAO was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Saik and any director, executive officer or other person that would require disclosure under Item 401(d) of Regulation S-K under the Securities Act of 1933 (“Regulation S-K”). The Company has not engaged in any transaction in which Mr. Saik had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Jennifer M. Neil
Jennifer M. Neil
Vice President, Secretary and Chief Legal Officer

Dated: February 24, 2023